================================================================================
                                  SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

[X] Filed by the Registrant [ ] Filed by a Party other than the Registrant

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(c)(2)) [ ] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                          COYOTE NETWORK SYSTEMS, INC.
                (Name of Registrant as Specified in its Charter)

                          COYOTE NETWORK SYSTEMS, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:  ________
(2)   Aggregate number of securities to which transaction applies:     ________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ___________________________
(4)   Proposed maximum aggregate value of transaction:  _______________________
(5)   Total fee paid: _________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:  _________________________________________________
(2)  Form, Schedule or Registration Statement No.: ____________________________
(3)  Filing Party:  ___________________________________________________________
(4)  Date Filed:    ___________________________________________________________

================================================================================

                          COYOTE NETWORK SYSTEMS, INC.
                             4360 Park Terrace Drive
                       Westlake Village, California 91361
                                 (818) 735-7600

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Coyote Network Systems, Inc.:

The Annual Meeting of Stockholders of Coyote Network Systems, Inc. (the "Company") will be held at the Radisson Hotel, 30100 Agoura Road, Agoura Hills, CA 91301 at 11:00 a.m., Pacific Daylight Time, on September 28, 1999 for the following purposes:

     1. To elect two directors for three year terms each and one director for a two year term.

     2.   To   authorize  an  amendment   to  the   Company's   certificate   of
          incorporation to increase the authorized number of shares of Common Stock from 30,000,000 to 60,000,000.

     3. To ratify the appointment of Arthur Andersen, LLP as the independent auditors and accountants for the Company for the year ending March 31, 2000.

     4. To transact such other business as may properly come before the meeting.


All stockholders are invited to attend the meeting. Stockholders of record at the close of business on August 16, 1999, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. A complete list of stockholders entitled to notice of and vote at the meeting will be open to examination by stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 4360 Park Terrace Drive, Westlake Village, California 91361.

Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.

                                   By Order of the Board of Directors


                                   /s/ Brian A. Robson
                                   __________________________________
                                   Brian A. Robson
                                   Secretary

Westlake Village, California
August 6, 1999

                          COYOTE NETWORK SYSTEMS, INC.
                             4360 Park Terrace Drive
                       Westlake Village, California 91361
                                 (818) 735-7600

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

The accompanying proxy is solicited by the Board of Directors of Coyote Network Systems, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:00 a.m., Pacific Daylight Time, on September 28, 1999 at the Radisson Hotel, 30100 Agoura Road, Agoura Hills, California 91301 and any adjournment thereof.

                           VOTING SECURITIES; PROXIES

The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without extra remuneration, may also solicit proxies personally by telefax and by telephone. In addition to mailing copies of this material to stockholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

The holders of a majority of the outstanding shares of Common Stock, par value $1.00 per share (the "Common Stock"), present in person or represented by proxy shall constitute a quorum at the Annual Meeting. The approval of an affirmative vote of the majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for election of the nominees as directors and for the adoption of all other matters.

The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to each matter to be acted upon at the Annual Meeting. Shares of Common Stock represented by the proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not have the effect of votes in opposition to a director or "against" any other proposal to be considered at the Annual Meeting.

All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Common Stock represented by such proxy will be voted FOR the Board's nominees for director, FOR the approval of Proposal 2 and FOR the approval of Proposal 3 and in accordance with the proxy-holder's best judgment as to any other matters raised at the Annual Meeting. Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to Proposals 1, 2, or 3.

A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated proxy reflecting contrary instructions or appearing at the Annual Meeting and taking appropriate steps to vote in person.

At the close of business on August 16, 1999, ___________ shares of Common Stock were outstanding and eligible for voting at the meeting. Each stockholder of record is entitled to one vote for each share of Common Stock held on all matters that come before the Annual Meeting. Only stockholders of record at the close of business on August 16, 1999 are entitled to notice of, and to vote at, the Annual Meeting. All share and per share numbers included herein have been retroactively adjusted to reflect a stock dividend paid on November 4, 1998 to holders of record as of October 21, 1998 (the "1998 Stock Dividend").

This proxy material is first being mailed to stockholders commencing on or about August 20, 1999.

                                   PROPOSAL 1

                ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

The Board of Directors is divided into three classes of directors, consisting of three classes of two members each or six members in the aggregate. The term of each class is three years. The Board of Directors currently consists of four members, James J. Fiedler, Daniel W. Latham, Jack E. Donnelly and Stephen W. Portner. The number of directors to be elected at the Annual Meeting to constitute the Board of Directors has been fixed at three. Two of the nominees have agreed to stand for re-election at the Annual Meeting to hold office for a period of three years, the third nominee has agreed to stand for election at the Annual Meeting to hold office for a period of two years, and in any event until a successor is elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors, unless the stockholder indicates to the contrary on the proxy.

The persons named in the accompanying proxy intend to vote for the election as director of the nominees listed herein. Each nominee has consented to serve if elected. The Board of Directors has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

The following table sets forth certain information with respect to each person who is currently a director of the Company and the individuals nominated and recommended to be elected to the Board of Directors of the Company and is based on the records of the Company and information furnished to it by such persons. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each director and executive officer of the Company and the nominees.

             Name      Age                   Position
             ----      ---                   --------
  Jack E. Donnelly     64    Director
  James J. Fiedler     52    Chairman of the Board, Chief Executive Officer
                               and Director
  Daniel W. Latham     51    President, Chief Operating Officer and Director
  J. Thomas Markley    66    Director
  Stephen W. Portner   47    Director

         NOMINEES FOR ELECTION AS DIRECTORS WITH TERMS EXPIRING IN 2002

Daniel W. Latham, age 51, has been a director of the Company since November 1996. He has been President and Chief Operating Officer of the Company since November 1996 and President of Coyote Technologies, LLC ("CTL") since September 1995. Prior to his association with CTL, Mr. Latham was the President of Frontier Communications Long Distance Company.

Jack E. Donnelly, age 64, has been a director of the Company since November 1991. Since 1986, he has been a principal of Bailey & Donnelly Associates, Inc., an investment company.

           NOMINEE FOR ELECTION AS DIRECTOR WITH TERM EXPIRING IN 2001

J. Thomas Markley, age 66, has served as an advisor to the Company's Board of Directors. Mr. Markley is President of JTM, Inc., a consulting firm specializing in senior management consulting for telecommunications, data communications and electric utilities. Previously, Mr. Markley was President of Raytheon Worldwide, a leading diversified technology company, as well as Corporate Vice President and President of Raytheon Data Systems. Prior to Raytheon, Mr. Markley was Deputy Program Manager of NASA's Apollo Program. Mr. Markley has served on the President's Science Advisory Council, as a member of the Space Defense Initiative Committee and as an examiner for the Malcolm Baldridge National Quality Award. Mr. Markley also was Senior Vice President Telecommunication Operation and Planning for Salient3 Communications, Inc., a telecom equipment company.

                      DIRECTORS WITH TERMS EXPIRING IN 2000

James J. Fiedler, age 52, has been a director of the Company since August 1996. He has been Chairman and Chief Executive Officer of the Company since November 1996 and Chairman and Chief Executive Officer of CTL since September 1995. Previously, Mr. Fiedler was a principal in the consulting firm of Johnson & Fiedler. From November 1992 to September 1994, Mr. Fiedler was Vice President of Sales and Marketing and subsequently President and Director of Summa Four, Inc., a telecom switching company. From June 1989 to July 1992, Mr. Fiedler was Executive Vice President and Chief Operating Officer of Timeplex, a subsidiary of Unisys engaged in the business of manufacturing data and telecommunications equipment. Prior to June 1989, Mr. Fiedler held executive positions with Unisys Corporation and Sperry Corporation (subsequently acquired by Unisys Corporation). He has been a director of Entree Corporation since November 1996.

Stephen W. Portner, age 47, has been a director of the Company since August 1997. He is the Managing Director of European Projects for JMJ Associates, a global management consulting company, and has served in various capacities at JMJ Associates from January 1994 to the present. From December 1991 to January 1994, Mr. Portner held positions in plant and project management and was Director of Quality at Air Products Incorporated, an industrial chemicals company.

Stockholder Vote Required

Election of each director requires a majority of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

      The Board of Directors Recommends a Vote FOR the Election of Each of the Nominees to the Board of Directors of the Company.

Committees of the Board - Board Meetings

The Board of Directors has established an audit committee and an executive committee to assist it in the discharge of its responsibilities. The principal responsibilities of each committee and the members of each committee are described in succeeding paragraphs. Actions taken by any committee of the Board of Directors are reported to the Board of Directors, usually at its next meeting or by written report.

The Audit Committee of the Board of Directors currently consists of Jack E. Donnelly and Stephen W. Portner. The Audit Committee held one meeting during the fiscal year ended March 31, 1999. The Audit Committee is responsible for recommending the appointment of a firm of independent public accountants to examine the financial statements of the Company and its subsidiaries for the coming year. In making this recommendation, the Audit Committee reviews the nature of audit services rendered, or to be rendered, to the Company and its subsidiaries. The Audit Committee reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the financial statements, results of those audits, their fees and any problems identified by the independent public accountants regarding internal accounting controls, together with their recommendations. The Audit Committee also meets with the Company's Chief Financial Officer to review reports on the functioning of the Company's programs for compliance with its policies and procedures regarding financial controls and internal auditing. This includes an assessment of internal controls within the Company and its subsidiaries based upon the activities of the Company's internal auditing personnel as well as an evaluation of the performance. The Audit Committee is also prepared to meet at any time upon request of the independent public accountants or the Chief Financial Officer to review any special situation arising in relation to any of the foregoing subjects. The Audit Committee held one meeting during the fiscal year ended March 31, 1999.

The Executive Committee of the Board of Directors currently consists of James J. Fiedler, Daniel W. Latham and Jack E. Donnelly. The Executive Committee has and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the corporation during intervals between meetings of the Board of Directors, except with respect to amendments to the Certificate of Incorporation or by-laws, merger, consolidation, sale of all or substantially all of the corporation's assets, dissolution, declaration of dividends, authorization of issuance of stock, or filling vacancies on the Board of Directors. The Executive Committee did not meet during the fiscal year ended March 31, 1999. All issues were discussed and reviewed by the Board of Directors.

The Board of Directors does not have a nominating committee or a compensation committee. These functions are performed by the Board of Directors as a whole. The Board of Directors met or acted by unanimous written consent on nine occasions during the fiscal year ended March 31, 1999. All directors attended at least 89% of the meetings held by the Board of Directors and committees of which they are members.

There are no family relationships among any of the directors or executive officers of the Company. The Company's executive officers serve in such capacity at the pleasure of the Board of Directors.

Executive Compensation
----------------------------------------------

All shares and per share numbers included herein have been retroactively adjusted to give effect to a 5% stock dividend which was paid on November 4, 1998 to holders of record as of October 21, 1998.

The following table sets forth, for the three fiscal years ended March 31, 1999, the total annual compensation paid to, or accrued by the Company for the account of, James J. Fiedler, Daniel W. Latham and Brian A. Robson (the "Named Executives") serving as such at March 31, 1999 and one former executive officer:


                           SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------

                                            Annual Compensation                    Long-Term Compensation
                                   -----------------------------------    ----------------------------------------
                                                            Other         Restricted    Securities     Long-term        All
            Name and                                        Annual           Stock      Underlying   Incentive Plan     Other
       Principal Position    Year   Salary    Bonus    Compensation(5)     Award(s)      Options        Layouts     Compensation
       ------------------    ----   --------  -------  ---------------    --------     ------------     -------     ------------
James J. Fiedler (1)         1999   $300,000  $ 9,335    $20,000              ---          94,500 (6)      ---       $  7,200 (8)
   Chairman, CEO             1998   $200,000  $19,746    $15,000              ---            ---           ---       $  7,200 (8)
   and Director              1997   $200,000    ---      $ 3,720              ---            ---           ---          ---

Daniel W. Latham (2)         1999   $300,000  $ 9,335    $20,000              ---          94,500 (6)      ---       $  7,200 (8)
   President, COO            1998   $175,000  $19,746    $15,000              ---            ---           ---       $  7,200 (8)
   and Director              1997   $175,000    ---      $ 3,750              ---            ---           ---       $170,197 (9)

Brian A. Robson (3)          1999   $152,487  $12,875      ---                ---          98,125 (7)      ---          ---
  Executive Vice President   1998   $139,907    ---        ---                ---           2,100          ---       $ 21,921 (10)
   CFO and Secretary         1997   $ 56,250    ---        ---                ---          11,025          ---       $ 13,041 (10)

Edward Beeman (4)            1999   $ 79,526    ---        ---                ---            ---           ---       $ 53,548 (11)

(1) On November 29, 1996, Mr. Fiedler was appointed Chairman and Chief Executive Officer of the Company. Mr. Fiedler also remained as Chairman and Chief Executive Officer of CTL (see Employment Agreements).

(2) On November 29, 1996, Mr. Latham was appointed President and Chief Operating Officer of the Company. Mr. Latham also remained as President of CTL (see Employment Agreements).

(3) On October 31, 1996, Mr. Robson was appointed Vice President and Controller of the Company. On December 15, 1998, Mr. Robson was appointed Executive Vice President, Chief Financial Officer and Secretary of the Company.

                             5

(4) On June 1, 1998, Mr. Beeman was appointed Executive Vice President, Chief Financial Officer and Secretary of the Company. In November 1998, Mr. Beeman's employment with the Company was terminated.

(5)  Director's fees paid to officers.

(6) Pursuant to their employment agreements, on April 1, 1998, Messrs. Fiedler and Latham were each granted stock options to purchase a total of 450,000 shares of the Company's common stock over a period of five years, to vest in increments of 90,000 shares annually, at various exercise prices for each 90,000 share increment. As adjusted for the stock dividend, each 90,000 share increment has been adjusted to a 94,500 share increment, and the exercise price of each of the five 94,500 share increments is $3.81, $7.62, $11.43, $15.24 and $19.05, respectively.

(7) Stock options to purchase 13,125 shares of common stock were granted on June 1, 1997 at $2.86 per share; 8,750 of these options are exercisable as of June 1, 1999. Stock options to purchase 13,125 shares of common stock were granted on June 1, 1998 at $3.90 per share; 4,375 of these options are exercisable as of June 1, 1999. Stock options to purchase 85,000 shares of common stock were granted on December 11, 1998 at $6.56 per share; these options are not currently exercisable.

(8)  Represents automobile allowance.

(9) Represents relocation assistance and $98,000 paid to Mr. Latham to cover his loss on a personal residence and related real estate commissions and selling expenses.

(10) Represents relocation assistance paid by the Company.

(11) Represents automobile allowance and relocation assistance paid by the Company.

The table below provides information regarding stock options granted during the fiscal year ended March 31, 1999 to the Named Executives:

                       OPTIONS GRANTED IN LAST FISCAL YEAR

                                                  Individual Grants
                     ---------------------------------------------------------------------------------------
                      Number of        % of Total                                Potential Realizable Value
                        Shares       Options Granted                              at Assumed Annual Rate of
                       Underlying      to Employees    Exercise   Expiration      Stock Price Appreciation
                     Options Granted  in Fiscal Year     Price       Date             for Option Term(3)
                     ---------------  --------------   --------   ----------     --------------------------
                                                                                     5%          10%
                                                                                    ---          ---
James J. Fiedler         94,500             9.3%         $ 3.81    04/01/08       $226,430     $573,819
Daniel W. Latham         94,500             9.3%         $ 3.81    04/01/08       $226,430     $573,819
Brian A. Robson          13,125 (1)         1.3%         $ 3.90    06/01/03       $ 14,142     $ 31,250
                         85,000 (2)         8.3%         $ 6.56    12/11/03       $154,055     $340,420

(1) These options vest annually in one-third increments commencing June 1, 1999.

(2) These options vest annually in one-third increments commencing December 11, 1999.

(3) The dollar amounts under these columns are the results of calculations at the 5% and 10% rates set by the Securities and Exchange Commission. The potential realizable values are not intended to forecast possible future appreciation, if any, in the market price of the common stock.

Aggregated Option Exercises During the Fiscal Year
Ended March 31, 1999 and Fiscal Year End Option Values
--------------------------------------------------------------------------------

The table below provides information regarding the value of the in-the-money stock options held by the Named Executives at March 31, 1999. The Named Executives did not exercise any stock options during the fiscal year.


                       Number of Unexercised      Value of Unexercised In-the-Money
                     Options at March 31, 1999      Options at March 31, 1999(1)
                   -----------------------------  ----------------------------------
                   Exercisable     Unexercisable    Exercisable      Unexercisable
 James J. Fiedler       ---            94,500           ---            $195,615
 Daniel W. Latham       ---            94,500           ---            $195,615
 Brian A. Robson       4,375          106,875         $13,212          $ 52,412

(1) Value based on the closing price of $5.88 of the common stock on The Nasdaq National Market on March 31, 1999, less the option exercise price.

Stock Option Plans
-------------------------------------------------------------------------------

On December 11, 1986, the Board of Directors adopted the Company's 1986 Non-Qualified Stock Option Plan (the "1986 Plan"). The 1986 Plan, as amended, provides for the grant of options to purchase up to 832,963 shares of Common Stock to executive officers, key officers, employees, directors and consultants of the Company and its subsidiaries. In February 1998, the Board of Directors adopted the Company's Non-Employee Director Stock Option Plan (the "Director Plan"). The Director Plan provides for the grant of options to purchase up to 157,500 shares of Common Stock to non-employee directors of the Company. In March 1996, the Board of Directors adopted the Employees Non-Qualified Stock Option Plan of CTL (the "CTL Plan"). The CTL Plan provides for the grant of options to purchase up to 2,100,000 shares of Common Stock to executive officers, key employees, directors, consultants and advisors of the Company, its affiliates and subsidiaries.

As of March 31, 1999, options to purchase 592,463, 63,000 and 1,178,074 shares of Common Stock have been granted under the 1986 Plan, the Director Plan and the CTL Plan, respectively. As of March 31, 1999, 442,956, 0 and 105,713 shares of Common Stock have been issued pursuant to the exercise of options under the 1986 Plan, the Director Plan and the CTL Plan, respectively. Any unexercised options that expire or terminate upon a director's resignation or an employee's ceasing to be employed by the Company, its affiliates or subsidiaries become available again for issuance under the 1986 Plan, the Director Plan or the CTL Plan, as the case may be.

In April 1998, stock options to purchase 10,500 shares of the Company's common stock were granted to each of the non-employee members of the Board of Directors pursuant to the Director Plan. These options have an exercise price of $3.42 per share.

Employment Agreements
--------------------------------------------------------------------------------

On April 1, 1998, the Company entered into employment agreements, expiring on March 31, 2003, with Mr. Fiedler and Mr. Latham. Pursuant to each of their employment agreements, Messrs. Fiedler and Latham (the "Executive") will receive a guaranteed minimum annual salary of $300,000 or an amount based on a percentage of the Company's pre-tax income, whichever is greater; however, the Executive's annual salary shall not exceed $4.5 million. The Executive shall also receive deferred compensation for five years following his five-year employment term (the "Employment Term") based on a percentage of the Company's pre-tax income during each year of the Employment Term; however, deferred compensation shall not exceed $600,000 per year. The employment agreements also provide that the Executive will not compete with the Company for one year following the termination of his employment.

Compensation of Directors
--------------------------------------------------------------------------------

Directors receive an annual fee of $15,000, paid on a monthly basis. Directors are also reimbursed for travel expenses. In addition, directors receive up to $1,250 per day for each meeting attended (board or committee). Non-employee directors (including retired directors as determined by the Board) receive supplemental medical reimbursement to pay all medical expenses for them and their immediate families (spouses and unemancipated children) up to a limit of $25,000 per year.

Report on Repricing of Options
--------------------------------------------------------------------------------

The Company did not adjust or amend the exercise price of stock options previously awarded to the Named Executives during the fiscal year ended March 31, 1999, except to reflect the 5% stock dividend issued on November 4, 1998 to stockholders of record as of October 21, 1998.

Compensation Committee Interlocks and Insider Participation
--------------------------------------------------------------------------------

The Board of Directors does not have a compensation committee because executive compensation decisions are made by the full Board. Recommendations on executive compensation with regard to Messrs. Fiedler and Latham are made by the outside non-employee directors when requested to do so by the full Board. All directors participate in the deliberations.

Mr. Fiedler is the Company's Chairman and Chief Executive Officer. Mr. Latham is the Company's President and Chief Operating Officer. Messrs. Fiedler's and Latham's fiscal 1999 compensation and employment contracts were previously described above.

Performance Graph
------------------------------------------------------------------------

The graph below compares the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return on the Nasdaq Telecom Index and Standard & Poor's Midcap 400 Stock Index over the same period (assuming the investment of $100 in the Common Stock, the Nasdaq Telecom Index and Standard & Poor's Midcap 400 Stock Index on April 1, 1994, and the reinvestment of all dividends).


                     COMPARISON OF CUMULATIVE TOTAL RETURNS*

                                1994    1995   1996    1997    1998    1999
                                ----    ----   ----    ----    ----    ----

Coyote Network Systems, Inc.    $100    $ 50   $309    $ 68     $ 47    $ 70

S & P Midcap 400                $100    $108   $139    $154     $230    $222

Nasdaq Telecom                  $100    $101   $133    $120     $242    $388


* Total return based on $100 initial investment and reinvestment of dividends

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------------------------

The following table sets forth certain information as of July 12, 1999 regarding the beneficial ownership of the Company's Common Stock by (a) each person known by the Company to own beneficially more than 5% of the Company's Common Stock,
(b) each director and officer of the Company, including Messrs. Fiedler, Latham and Robson, and (c) all directors and executive officers of the Company as a group. Except as otherwise indicated and subject to community property laws where applicable, the persons named in the table below have sole voting and dispositive power with respect to the shares of Common Stock shown as beneficially owned by them. Information as to Alan J. Andreini and Comdisco, Inc. was derived from the Schedules 13G and/or 13D filed by each such stockholder, and for Kiskiminetas Springs School, information was derived from the Schedules 13D and 13G filed by Alan J. Andreini. Information as to Richard
L. Haydon was derived from the Schedule 13D filed by Mr. Haydon on July 28, 1997, as well as information provided to the Company by Mr. Haydon. Except for the percentage of ownership, the information set forth below reflects the information contained in the Schedule 13G and/or 13D as of the date such
Schedule 13G or 13D was filed.


                  Name and Address                  Number of Shares               Percent of
                of Beneficial Owner                Beneficially Owned          Outstanding Shares
Jack E. Donnelly (1)................................... 42,245 (2)                      *
James J. Fiedler (1)...................................642,288 (3)                     5.0%
Daniel W. Latham (1)...................................232,312 (4)                     1.8 %
Stephen W. Portner (1)..................................47,250 (5)                      *
Brian A. Robson (1).....................................13,125 (6)                      *
Alan J. Andreini (7).................................1,134,335 (8)                     8.9%
Comdisco, Inc. (9).....................................708,390 (10)                    5.5%
Richard L. Haydon (11)...............................1,528,400 (12)                   11.4%
Kiskiminetas Springs School (13).....................1,010,210 (14)                    8.0%
All directors and executive officers of the
Company as a group (5 persons).........................977,220 (2)(3)                  7.4%
                                                               (4)(5)(6)(15)

*    Less than 1%

(1) The address of the stockholder is: c/o Coyote Network Systems, Inc., 4360 Park Terrace Drive, Westlake Village, CA 91361.

(2) Includes 33,763 shares of Common Stock issuable upon exercise of stock options which are currently exercisable.

(3) Includes 94,500 shares of Common Stock issuable upon exercise of stock options and 183,750 shares of Common Stock issuable upon exercise of warrants which are currently exercisable. Includes 192,938 shares of Common Stock received by the stockholder upon conversion of Class B Units of Coyote Technologies, LLC ("CTL") on June 24, 1999. Does not include 94,500 shares of Common Stock issuable upon exercise of stock options not currently exercisable.

                                       10

(4) Includes 94,500 shares of Common Stock issuable upon exercise of stock options which are currently exercisable. Includes 21,000 shares of Common Stock received by the stockholder upon conversion of Class B Units of CTL on July 7, 1999. Includes 95,812 shares of Common Stock issuable upon conversion of additional Class B Units of CTL. Does not include 94,500 shares of Common Stock issuable upon exercise of stock options not currently exercisable.

(5) Includes 26,250 shares of Common Stock issuable upon exercise of stock options and 10,500 shares of Common Stock issuable upon exercise of warrants which are currently exercisable.

(6) Includes 13,125 shares of Common Stock issuable upon exercise of stock options which are currently exercisable. Does not include 98,125 shares issuable upon exercise of stock options not currently exercisable.

(7)  The address of Alan J. Andreini is: 395 Hudson Street, New York, NY 10014.

(8) Includes 877,710 shares of Common Stock held by Mr. Andreini for his own account. Includes 145,700 shares held in the account of Kiskiminetas Springs School (the "School"), 24,150 shares held in the account of John D. Andreini and Blanche M. Andreini (the "Parents"), 84,150 shares held in the account of The Andreini Foundation (the "Foundation") and 2,625 shares held for the benefit of Alan J. Andreini, Jr. (the "Son"), of which Mr. Andreini may be deemed to be the beneficial owner. Mr. Andreini disclaims beneficial ownership of all shares of Common Stock except those shares held by him for his own account. Mr. Andreini has sole voting and dispositive power over 964,485 shares of Common Stock (includes 877,710 shares held by Mr. Andreini for his own account, 84,150 shares held in the account of the Foundation and 2,625 shares held in the account of the Son). Mr. Andreini has shared voting and dispositive power over 169,850 shares of Common Stock (includes 145,700 shares held in the account of the School and 24,150 shares held in the account of the Parents).

(9)  The address of Comdisco, Inc. is: 6111 N. River Road, Rosemont, IL 60018.

(10) Includes 192,990 shares of Common Stock issuable upon exercise of warrants which are currently exercisable.

(11) The address of Richard L. Haydon is: 1114 Avenue of the Americas, New York, NY 10036.

(12) Includes   872,150   shares  of  Common  Stock  held  in  various   managed
     discretionary accounts of which Mr. Haydon may be deemed to be the beneficial owner. Includes 656,250 shares of Common Stock issuable upon exercise of warrants which are currently exercisable, held by various discretionary accounts, of which Mr. Haydon may be deemed to be the beneficial owner. Based upon information supplied by this stockholder (in addition to the information derived from Mr. Haydon's Schedule 13D, filed on July 28, 1997), Mr. Haydon has sole voting and dispositive power over 1,528,400 shares of Common Stock.

(13) The address of Kiskiminetas Springs School is: 1888 Brett Lane, Saltsburg, PA 15681.

(14) According to the Schedule 13D filed on May 14, 1999, by Alan J. Andreini, the School beneficially owns 1,010,210 shares of Common Stock.

(15) Includes 262,138 shares of Common Stock issuable upon exercise of stock options and 194,250 shares of Common Stock issuable upon exercise of warrants which are currently exercisable. Does not include 287,125 shares of Common Stock issuable upon exercise of stock options not currently exercisable.

Certain Relationships and Related Transactions
------------------------------------------------------------------------

In January 1998, the Board of Directors of the Company approved an interest-free loan to Daniel W. Latham for a maximum amount of $500,000 to be used solely for the purpose of providing partial down payments on his purchase of a residence in California. The funding is to be secured by the residential property and is for a five-year term unless specifically extended by the Board of Directors. Earlier repayment of the loan will be demanded in the event of either (1) sale or refinancing of the property; (2) termination of Mr. Latham's employment by the Company either voluntarily or for cause; or (3) sale by Mr. Latham of all, or substantially all, of his stock in the Company. As of March 31, 1999, $421,000 was funded to Mr. Latham under this agreement. In October 1998, the Company amended the terms of the loan, and in agreement with Mr. Latham established an annual interest rate of 6.5% to be applied to the loan and which is payable at the completion of the term.

Section 16(a) Beneficial Ownership Reporting Compliance
--------------------------------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and the other equity securities of the Company. Officers, directors, and persons who beneficially own more than ten percent of a registered class of the Company's equities are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended March 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with, except that transactions that should have been reported on Forms 5 for the fiscal years ended March 31, 1997 and/or March 31, 1998 were reported on Forms 5 for the fiscal year ended March 31, 1999 for each of Stephen W. Portner, Sydney
B. Lilly, Jack E. Donnelly, Brian A. Robson and James J. Fiedler, and transactions that should have been reported on Forms 3 and 4 during the fiscal years ended March 31, 1997 and March 31, 1998 for Alan J. Andreini were reported on Form 5 for the fiscal year ended March 31, 1999. In addition, the Form 3 that should have been filed by Alan J. Andreini during the fiscal year ended March 31, 1997 was filed on April 5, 1999.

                                   PROPOSAL 2

                              APPROVAL OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION TO
                      INCREASE THE AUTHORIZED SHARE CAPITAL

General

The  Board of  Directors  has  determined  that it would be  advisable  to amend
Article IV of the Company's Certificate of Incorporation to increase the authorized capital stock of the Company such that the aggregate number of shares which the Company shall have the authority to issue shall be increased from 35,000,000 to 65,000,000, of which 5,000,000 shares shall be designated "Preferred Stock" and 60,000,000 shares shall be designated "Common Stock".

The Board of Directors has unanimously adopted and declared it advisable and unanimously recommends to the Company's shareholders that Article IV of the Company's Certificate of Incorporation be amended as described. A copy of
Article IV of the Company's Certificate of Incorporation, as proposed to be amended by the resolution adopted by the Board of Directors, is attached as Annex A.

            INCREASE IN NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

The Board of Directors has approved, subject to shareholder approval at the 1999 Annual Meeting of Shareholders, an increase in the number of authorized shares of Common Stock from 30,000,000 to 60,000,000. The Company's Certificate of Incorporation currently authorizes the issuance of 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of August 16, 1999, the record date for the Annual Meeting (the "Record Date"), _________ shares of Common Stock were outstanding (exclusive of 708,692 shares held by the Company as treasury stock), _______ shares were reserved for issuance under the Company's stock option plans and _______ shares are reserved for issuance in relation to outstanding options and warrants. Accordingly, there are only _______ authorized shares of Common Stock unissued and not reserved for future issuance. Six hundred (600) shares of Series A Convertible Preferred Stock are currently outstanding.

The Board of Directors considers the proposed authorization of an additional 30,000,000 shares of Common Stock desirable because it would provide the Company with the ability to take advantage of future opportunities for the issuance of equity in connection with financings, possible future acquisitions, other programs to facilitate expansion and growth and for other general corporate purposes, including stock dividends, stock splits and employee benefit plans, without the delay and expense incident to the holding of a special meeting of shareholders to consider any specific issuance. Such additional shares could also be issued in a public offering or privately placed in order to raise capital for various purposes. Authorized but unissued shares may be issued at such time or times, to such person or persons and for such consideration as the Board of Directors determines to be in the best interests of the Company, without further authorization from the shareholders except as may be required by the rules of Nasdaq or any stock exchange on which the Common Stock is then listed. The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of holders of existing shares. Any new shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding, and would be available for issuance at such time and on such terms as the Board of Directors may consider appropriate. Depending on the circumstances, issuance of additional shares of Common Stock could affect the existing holders of shares by diluting the voting power of the outstanding shares. The shareholders do not have pre-emptive rights to purchase additional shares of Common Stock nor will they as a result of this proposal.

Currently, the Company is not engaged in any negotiations concerning the issuance of any shares of Common Stock or Preferred Stock, nor are there any plans, commitments, agreements or understandings relating to the issuance of any additional shares of Common Stock or Preferred Stock.

Shareholder Vote Required

An affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting is required to adopt Proposal 2. Accordingly, abstentions and broker non-votes could have a significant effect on the outcome of this proposal. Proxies solicited by the Board of Directors will be voted in favor of the adoption of Proposal 2 to amend Article IV of the Certificate of Incorporation unless otherwise indicated thereon.

                                   PROPOSAL 3

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

Arthur Andersen, LLP has served as independent accountants for the Company since fiscal year 1998.

The Board of Directors of the Company has appointed Arthur Andersen, LLP as independent accountants for fiscal year 2000 and to render other professional services as required.

The appointment of Arthur Andersen, LLP is being submitted to stockholders for ratification.

Representatives  of  Arthur  Andersen,  LLP will not be  present  at the  Annual
Meeting.

Stockholder Vote Required

The affirmative vote of a majority of the shares of the Company's voting Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote with respect thereto is required to ratify the appointment of public accountants.

                                  ANNUAL REPORT

The Annual Report of the Company for the fiscal year ended March 31, 1999 is being mailed to stockholders with this proxy statement.

                              STOCKHOLDER PROPOSALS

Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company's 2000 Annual Meeting of Stockholders must be received at the Company's offices at 4360 Park Terrace Drive, Westlake Village, California 91361, no later than 120 days prior to the Company's next Annual Meeting, for inclusion in the Company's proxy statement and form of proxy relating to such meeting. All proposals must comply with applicable Securities and Exchange Commission rules and regulations.

                                  OTHER MATTERS

The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended March 31, 1999 is incorporated herein by reference.

THE COMPANY UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, COYOTE NETWORK SYSTEMS, INC., 4360 PARK TERRACE DRIVE, WESTLAKE VILLAGE, CALIFORNIA 91361.

                                    ANNEX A

 PROPOSED AMENDMENT TO ARTICLE IV OF THE COMPANY'S CERTIFICATE OF INCORPORATION

AMENDS THE FIRST PARAGRAPH OF ARTICLE IV BY REPLACING THE FIRST PARAGRAPH IN ITS ENTIRETY WITH THE FOLLOWING:

          The total number of shares of stock of all classes which the corporation shall have authority to issue is 65,000,000, of which 5,000,000 shares shall be shares of Preferred Stock, $.01 par value per share, and 60,000,000 shares shall be shares of Common Stock, $1.00 par value per share.

                                      PROXY

                          COYOTE NETWORK SYSTEMS, INC.
               Annual Meeting of Stockholders - September 28, 1999

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned stockholder of Coyote Network Systems, Inc. ("Company") hereby constitutes and appoints James J. Fiedler and Daniel W. Latham and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Radisson Hotel, 30100 Agoura Road, Agoura Hills, California 91301, on Tuesday, September 28, 1999 at 11:00 a.m., Pacific Daylight Time, or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Stockholders, with all of the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE APPROVAL OF PROPOSALS 2 AND 3.

           (Continued and to be signed and dated on the reverse side)

                                                [X] Please mark your votes as
                                                    indicated in this example.

THE DIRECTORS RECOMMEND A VOTE FOR THE NOMINEES AND PROPOSALS 2 AND 3.
                                                  Plan to attend meeting     [_]

                                       FOR All nominees       WITHHOLD AUTHORITY
                                      listed (except as        to vote for all
                                         marked to the        nominees listed at
                                         contrary, see               left
                                       instruction below)
(1)  Election of Directors                 [_]                      [_]

     Jack E. Donnelly, Daniel W. Latham,
     J. Thomas Markley

INSTRUCTION:  To withhold authority to vote for any individual nominee, line through the name of the nominee above.

                                                         FOR   AGAINST   ABSTAIN
(2)  Proposal to approve and amend the  Company's
     Certificate  of  Incorporation,  to
     increase the authorized shares of Common Stock.     [_]     [_]       [_]

(3)  Proposal to ratify Arthur Andersen, LLP as
     independent auditors.                               [_]     [_]       [_]


 ________                 ________
|                                 | The above named  proxies are granted the
                                    authority, in their discretion,to act upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

                                    Dated:       _______________________ , 1999
                                    Signature(s) ______________________________
                                                 ______________________________
                                    Please sign exactly as your name appears in
                                    the records of the Company and return this
                                    proxy immediately in the enclosed stamped
 |________                ________| self-addressed envelope.